OPERATING METRICS (UNAUDITED)

	2016				2015			
	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1
Axon & Evidence.com Bookings (millions)	$72.5	$57.5	$72.0	$52.1	$44.7	$36.9	$30.6	$22.9
Sequential % Change	*26%*	*-20%*	*38%*	*17%*	*21%*	*21%*	*34%*	*-7%*
Annual Service Revenue (millions) (1)	$40.2	$32.0	$21.1	$18.1	$16.7	$12.0	$9.8	$7.8
Future Contracted Revenue (millions) (2)	$350.8	$302.0	$262.8	$202.3	$159.0	$122.4	$94.9	$71.1
Sequential % Change	*16%*	*15%*	*30%*	*27%*	*30%*	*29%*	*33%*	*33%*
Multiple Year Contract % (3)	88%	89%	95%	95%	92%	91%	88%	90%
LTV/CAC	6.0x	4.9x	6.2x	5.1x	4.3x	4.6x	4.5x	3.5x
Weapons Op Inc %	36.1%	38.0%	33.2%	33.5%	37.4%	35.4%	38.7%	40.1%
Evidence.com new seats booked	21,400	15,600	20,200	15,800	13,200	9,300	9,500	7,400
Evidence.com cumulative seats booked	132,000	110,600	95,000	74,800	59,000	45,800	36,400	27,000

(1) Monthly recurring license, integration, warranty and storage revenue annualized.
(2) Cumulative bookings for Axon and Evidence.com minus cumulative recognized revenue related solely to Axon and Evidence.com
(3) For orders booked with Evidence.com seats, the % that signed multiple year contracts

TASER International, Inc.

SG&A Expenses by Segment (UNAUDITED)

	Three Months Ended December 31, 2016		Three Months Ended December 31, 2015		Dollar Change	Percent Change
TASER Weapons segment:						
Salaries, benefits and bonus	$ 7,450	24.2 %	$ 5,055	23.1 %	$ 2,395	47.4 %
Stock-based compensation	912	3.0 %	1,070	4.9 %	(158)	(14.8)%
Professional & Consulting Expenses	2,073	6.7 %	2,744	12.6 %	(671)	(24.5)%
Sales and marketing	2,178	7.1 %	1,924	8.8 %	254	13.2 %
Travel and meals	1,216	4.0 %	716	3.3 %	500	69.8 %
Other	3,393	11.0 %	2,662	12.2 %	731	27.5 %
TASER Weapons segment	17,222	56.0 %	14,171	64.8 %	3,051	21.5 %
Axon segment:						
Salaries, benefits and bonus	$ 5,651	18.4 %	$ 2,586	11.8 %	$ 3,065	118.5 %
Stock-based compensation	598	1.9 %	242	1.1 %	356	147.1 %
Professional & Consulting Expenses	3,587	11.7 %	1,013	4.6 %	2,574	254.1 %
Sales and marketing	1,702	5.5 %	2,417	11.1 %	(715)	(29.6)%
Travel and meals	1,161	3.8 %	668	3.1 %	493	73.8 %
Other	822	2.7 %	759	3.5 %	63	8.3 %
Axon segment	13,521	44.0 %	7,685	35.2 %	5,836	75.9 %
Total sales, general and administrative expenses	$ 30,743	100.0 %	$ 21,856	100.0 %	$ 8,887	40.7 %

R&D Expenses by Segment (UNAUDITED)

	Three Months Ended December 31, 2016		Three Months Ended December 31, 2015		Dollar Change	Percent Change
TASER Weapons segment:						
Salaries, benefits and bonus	$ 881	9.2 %	$ 257	3.9 %	$ 624	242.8 %
Stock-based compensation	211	2.2 %	106	1.6 %	105	99.1 %
Professional & Consulting Expenses	427	4.4 %	418	6.3 %	9	2.2 %
Sales and marketing	1	0.0 %	—	—%	1	—
Travel and meals	119	1.2 %	82	1.2 %	37	45.1 %
Other	475	4.9 %	189	2.9 %	286	151.3 %
TASER Weapons segment	2,114	22.0 %	1,052	15.9 %	1,062	101.0 %
Axon segment:						
Salaries, benefits and bonus	$ 4,291	44.6 %	$ 3,556	53.7 %	$ 735	20.7 %
Stock-based compensation	811	8.4 %	642	9.7 %	169	26.3 %
Professional & Consulting Expenses	545	5.7 %	651	9.8 %	(106)	(16.3)%
Sales and marketing	242	2.5 %	11	0.2 %	231	**
Travel and meals	145	1.5 %	239	3.6 %	(94)	(39.3)%
Other	1,466	15.2 %	471	7.1 %	995	211.3 %
Axon segment	7,500	78.0 %	5,570	84.1 %	1,930	34.6 %
Total research and development expenses	$ 9,614	100.0 %	$ 6,622	100.0 %	$ 2,992	45.2 %

** not meaningful